U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT # 3 TO FORM SB-2

ON FORM S-1

SEC File No.:  333-146934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PUNCHLINE ENTERTAINMENT INC.

---------------------------

(Exact name of Registrant as specified in its charter)

   NEVADA

           7993

Applied for

--------------------

--------------------------

 ----------------

(State or other jurisdiction

Standard Industrial

IRS Employer

of incorporation or

Classification

Identification

organization)

Number

Punchline Entertainment Inc.

55 Bloor Street E, Suite 1205
Toronto, Ontario, Canada M4W 1A9

  ------------------------------------

(Name and address of principal executive offices)

Registrant's telephone number, including area code: (416) 619-0611

                                   ------------

Approximate date of commencement of

Proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

|X|

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------------------------

TITLE OF EACH

PROPOSED

PROPOSED

CLASS OF

MAXIMUM

MAXIMUM

SECURITIES

OFFERING

AGGREGATE

AMOUNT OF

TO BE

AMOUNT TO BE

PRICE PER

OFFERING

REGISTRATION

REGISTERED

REGISTERED

SHARE (1)

PRICE (2)

FEE (2) (3)

------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock

   2,000,000

$0.02

$ 40,000

$ 4.28

------------------------------------------------------------------------------------------------------------------------------------------------

(1)

Based on the last sales price on May 9, 2007

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3)

This registration fee was calculated and paid based upon the original proposed maximum offering price as disclosed in our registration statement on Form SB-2 filed on October 25, 2007

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Agent for service of process:

Business Filings Inc.

6100 Neil Road, Suite 500

Reno, Nevada, 89511

Telephone: 1-800-981-7183

PROSPECTUS

PUNCHLINE ENTERTAINMENT INC.

2,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We originally registered 2,000,000 shares of our common stock for resale pursuant to a registration statement on Form SB-2 that was declared effective on January 17, 2008. Pursuant to that registration statement, our selling shareholders sold 1,800,000 shares. We are filing this post-effective amendment to re-register the remaining 200,000 shares of common stock that were not sold pursuant to that registration statement.

On July 15, 2009, we completed a forward split of our common stock, by way of a dividend such that each shareholder of record on June 29, 2009 received ten shares of our post-split common stock in exchange for each share of pre-split common stock. Accordingly, on a post-split basis, the 200,000 of our common stock that were not sold pursuant to our original registration statement on Form SB-2 now constitute 2,000,000 shares on a post-split basis. These 2,000,000 are being re-registration pursuant to this post-effective amendment.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol “PUNL”.

The purchase of the securities offered through this prospectus involves a high degree of risk. The purchase of the securities offered through this prospectus  involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Post-Effective Amendment Is: January 14 , 2010

Table Of Contents

 PAGE

Summary

5

Risk Factors

6

-

If we do not obtain additional financing, our business will fail

6

-

Because we have a limited operating history, we face a high risk of business failure

6

-

We need to continue as a going concern if our business is to succeed

7

-

If we are unable to arrange placements with a significant number of venues for the use of their facilities for our amusement game machines our business will fail

7

-

If we are unable to repair our amusement games in a timely fashion our business may fail

7

-

If we are unable to attract enough people to play our amusement game machines, our business may fail

7

-

Because management has limited  experience in the gaming machine business, our business has a higher risk of failure

7

-

If we are unable to retain key personnel, then we may not be able to implement our business plan

7

-

If we become involved in a liability lawsuit, we may lose our assets and have to shut down our operations

8

-

If we are not able to effectively respond to competition, our business may fail

8

-

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders

8

-

Because an individual investor owns 60% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders

8

-

Our president has other business interests and may not be able or willing to devote sufficient time to our business operations, causing our business to fail

8

-

Our common shares are considered penny stock, which limits an investor's ability to sell the stock

8

Use of Proceeds

9

Determination of Offering Price

9

Dilution

9

Selling Security Holders

9

Plan of Distribution

11

Description of Securities

12

Interest of Named Experts and Counsel

13

Description of Business

13

Description of Property

17

Legal Proceedings

17

Market for Common Equity and Related Stockholder Matters

17

Financial Statements

19

Plan of Operation

38

Changes in and Disagreements with Accountants

39

Available Information

39

Directors, Executive Officers, Promoters and Control Persons

40

Executive Compensation

41

Security Ownership of Certain Beneficial Owners and Management

42

Certain Relationships and Related Transactions

42

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

42

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are involved in placing entertainment machines in venues such as bars, pubs and night clubs.  Our operations were initially focused in the Seattle area in Washington State.  To date we have placed one entertainment machine at a bar located in Lynnwood, Washington. Our current source of revenue comes from the money that our machine collects from bar patrons playing the machine.

Our business strategy is to continue placing entertainment machines in bars, pubs and night clubs. Our entertainment machine is unique from other vending and arcade games. The “Boxer” consists of a colorful display, a round punching bag and support. When a player hits the punching bag on the machine, it measures the strength of the player’s punch and shows it as a number out of a 1,000 on the display. Each paid play consists of one punch to the machine. To hit the machine, the player deposits a coin (the amount is adjustable, although it is usually one dollar). The machine works best in bars and pubs patronized by young male individuals as the machine provides entertainment and competition value at the same time. To convince the owner or the manager of the venue to place our Boxer onsite, we have to give them a percentage of profit that the machine generates. The other reason the bar may want the Boxer is because of the added entertainment and popularity it may add to the venue. Although the Boxer can potentially do very well in the right location, there are many ongoing expenses we will incur even after paying for the machines. If we are not able to raise the funds necessary to fund our business expansion objectives and ongoing expenses, we may have to delay the implementation of our business plan.

We were incorporated on December 11, 2006 under the laws of the State of Nevada. Our principal offices are located at 55 Bloor Street E, Suite 1205, Toronto, Ontario, Canada  M4W 1A9.  Our telephone is (416)-619-0611.

The Offering:

Securities Being Offered

Up to 2,000,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at prevailing market prices through the OTC Bulletin Board or at privately negotiated prices.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

 The offering will conclude when all of the 2,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued And

to be Issued

50,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

October 31, 2009

July 31, 2009

 (unaudited)

 (audited)

Cash

$      64

$ 1,234

Total Assets

        $ 5,064

$ 6,234

Liabilities

       $ 44,402

$ 32,803

Total Stockholders’ Equity

     ($ 39,338)

($ 26,569)

Statement of Operations

Period from inception on December 11, 2006 to October 31, 2009

(unaudited)

Revenue

       $915

Cumulative Net Loss

 ($ 67,338)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL

Our business plan calls for initial expenditures in connection with the purchase of amusement game machines and related advertising costs. We have generated limited revenues from operations to date.

We expect to incur approximately $15,000 in organizational and marketing expenses in the next twelve months.  As of October 31, 2009, we had cash in the amount of $ 64.  Accordingly, w e do not have enough cash on hand to fulfill this requirement.

We currently have limited operations and no income.  Our business plan calls for significant expenses in connection with marketing and the placement of machines. In   order to execute our business plan, we will have to raise additional funding.  If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds is through the sale of additional shares of our common stock. Any sale of share capital will result in the dilution to existing shareholders.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 11, 2006 and to date have been involved primarily in organizing activities and have placed only one entertainment machine at a bar located in Lynnwood, Washington.  We have earned limited revenues from inception to the date of this prospectus and have incurred total losses of $ 67,338 from our incorporation to October 31, 2009.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal operating history.  To date, our business development activities have consisted solely of purchasing one amusement machine and placing it in a bar located in Lynnwood, Washington, which machine is now de-commissioned as it is in need of repairs.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we are able to expand our operations, we do not know when.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition raises substantial doubt as to our continuance as a going concern.  To date, we have completed only a small part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business.

IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF VENUES FOR THE USE OF THEIR FACILITIES FOR OUR AMUSEMENT GAME MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into revenue sharing arrangements with various public venues respecting the use of their facilities for placement of our amusement machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have one verbal agreement with a pub in Lynnwood, Washington, concerning the use of their facilities.

IF WE ARE UNABLE TO REPAIR OUR AMUSEMENT GAMES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an in-operational amusement game machine will not generate revenue and could cause discontent from the bar owners and their patrons. We will be required to keep a repair person on call twenty four hours daily. As some of our amusement machine parts are costly and rare, such parts, if broken, may need be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue and the subsequent loss of venue facilities.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO PLAY OUR AMUSEMENT GAME MACHINES, OUR BUSINESS WILL FAIL.

Since our revenue comes from players paying to use our amusement game machines, we need to attract enough players to justify the purchase and maintenance costs for each amusement game machine. If we are unable to attract enough players, our business will fail.

BECAUSE MANAGEMENT HAS LIMITED EXPERIENCE IN THE GAMING MACHINE BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our director has no technical training or experience in operating and maintaining the machines.  In addition, we do not have any employees with experience in this business sector.  As a result, we may not be able to recognize and take advantage of product and market trends in the sector and we may be unable to accurately predict consumer demand.  As well, our directors’ decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Kathryn Kozak, for the future success of our business.  The loss of the services of Ms. Kozak could have an adverse effect on our business, financial condition and results of operations.   We do not carry any key personnel life insurance policies on Ms Kozak and we do not have a contract for her services.

IF WE BECOME INVOLVED IN A LIABILITY LAWSUIT, WE MAY LOSE OUR ASSETS AND HAVE TO SHUT DOWN OUR OPERATIONS

Because our amusement game machines offer a form of entertainment predicated on physical assertion and fitness, we may be exposed to liability lawsuits due to potential bodily harm and property damage caused by such physical assertion exhibited by players of our games. Any successful lawsuit filed against us could cause significant harm to our company and may cause us to lose our corporate assets and force us to terminate our operations.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are hundreds of various sized amusement companies in the game amusement and entertainment business.  Some of these competitors have established businesses with a substantial number of venues and valuable contacts.  We will attempt to compete against these groups by offering unique amusement game entertainment and prompt machine repair and support services. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

BECAUSE AN INDIVIDUAL INVESTOR OWNS 60% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Michael Thiessen, an individual investor, owns 60% of the outstanding shares of our common stock.  Accordingly, he could potentially have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of the individual may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

OUR PRESIDENT HAS OTHER BUSINESS INTERESTS AND MAY NOT BE ABLE OR WILLING TO DEVOTE SUFFICIENT TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Our president, CEO and Principal Financial Officer, Ms Kozak intends to respectively devote 40% of her business time to our affairs.  It is possible that the demands on Ms Kozak from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.  In addition, Ms Kozak may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

OUR COMMON SHARES ARE CONSIDERED     PENNY STOCK, WHICH LIMITS AN INVESTOR'S ABILITY TO SELL THE STOCK.

Our  shares of common stock constitute penny stock under the Securities and Exchange  Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. We originally registered 2,000,000 shares of our common stock for resale pursuant to a registration statement on Form SB-2 that was declared effective on January 17, 2008. Pursuant to that registration statement, our selling shareholders sold 1,800,000 shares. We are filing this post-effective amendment to re-register the remaining 200,000 shares of common stock that were not sold pursuant to that registration statement.

On July 15, 2009, we completed a forward split of our common stock, by way of a dividend such that each shareholder of record on June 29, 2009 received ten shares of our post-split common stock in exchange for each share of pre-split common stock. Accordingly, on a post-split basis, the 200,000 of our common stock that were not sold pursuant to our original registration statement on Form SB-2 now constitute 2,000,000 shares on a post-split basis. These 2,000,000 are being re-registration pursuant to this post-effective amendment.

These shares were originally acquired from us in private placement s that were exempt from registration under Regulation S of the Securities Act of 1933, which were completed on March 15, 2007 and May 9, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Total Number

Of Shares To

Total Shares

Percent

Be Offered For

Owned Upon

Owned Upon

Shares Owned

Selling

Completion

Completion

Name of Selling

Prior To This

Shareholder

Of This

Of This

Stockholder

Offering

Account

Offering

Offering

-----------------------------------------------------------------------------------------------------------------------------------------------------------

Elena Ilina

400,000

200,000

200,000

0.4%

Anton Ilin

400,000

200,000

200,000

0.4%

Svetlana Coggeshell

400,000

200,000

200,000

0.4%

Svetlana Brusilina

400,000

200,000

200,000

0.4%

Oksana Pankratova

400,000

200,000

200,000

0.4%

Ellena Baranovskaya

400,000

200,000

200,000

0.4%

Dmitry Pankratov

400,000

200,000

200,000

0.4%

Natalia Voronina

400,000

200,000

200,000

0.4%

Valentina Pancratova

400,000

200,000

200,000

0.4%

Lyubov Pavlova

400,000

200,000

200,000

0.4%

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 50,000,000 shares of common stock outstanding on the date of this prospectus.

Oksana Pankratova is the daughter of our former President, Nikolai Malitski.   Dmitry Pankratov is the son - in - law of Nikolai Malitski.

Otherwise, none of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)

has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  These sales may occur through the facilities of the OTC Bulletin Board at prevailing market prices or in privately negotiated transactions.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

 1.

Not engage in any stabilization activities in connection with our common stock;

 2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time,  as may be required by such broker or dealer; and

 3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities & Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a  standardized risk disclosure document prepared by the Commission, which:

*

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*

contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties

*

contains a brief, clear, narrative description of a dealer  market, including "bid" and "ask" prices for penny stocks and the  significance of the spread between the bid and ask price;

*

contains a toll-free telephone number for inquiries on disciplinary actions;

*

defines significant terms in the disclosure document or in the   conduct of trading penny stocks; and

*

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by  rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

*

with bid and offer quotations for the penny stock;

11

*

the compensation of the broker-dealer and its salesperson in the transaction;

*

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of January 14, 2010 , there were 50,000,000 shares of our common stock issued and outstanding that are held by 18 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

On July 15, 2009, we effected a forward split of our common stock, by way of a dividend pursuant to which each shareholder of record on June 29, 2009 received ten shares of our post-split common stock in exchange for each share of pre-split common stock.

Share Purchase Warrants

12

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Group of 32 Executive Park, Suite 105, Irvine, California, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA of 316 – 17th Avenue South,  Seattle, Washington 98144, to the extent and for the periods set forth in his report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 Description Of Business

Organization Within the Last Five Years

We were incorporated on December 11, 2006 under the laws of the State of Nevada.  On that date, Nikolai Malitski was appointed as President, Secretary, Treasurer, Chief Executive Officer and Director.  On August 17, 2009, Nikolai Malitski resigned as our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, President, and Secretary and Kathryn Kozak was appointed as our President, Chief Executive Officer, Treasurer, Secretary, Principal Financial Officer, Principal Accounting Officer and Director.

In General

We are a development stage company.  We are engaged in the placing of strength testing amusement gaming machines called Boxers, in venues such as bars, pubs and night clubs in the Seattle area, in the State of Washington.  As of October 31, 2009, we have acquired one Boxer that has been placed in a pub located Lynnwood, Washington. The machine has been de-commissioned as it is in need of material repairs. Although we expect to receive revenues again in the future from this placement upon its repair, there is no guarantee that this will occur as there is no certainty the machine can be repaired and restored to an operational state and we have no timeline in place for such necessary repair.

Our business plan for the next twelve months is to contact 100 or more locations in North America.  We hope to place 15-20 machines in those locations.  Our entertainment machine is unique from any other vending and computer arcade machines.  It can easily complement or replace existing entertainment machines such as electronic arcade games, darts and even pool tables.  We anticipate that these activities will cost approximately $10,000.

13

In the next 12 months we also anticipate spending an additional $20,000 on professional fees and general administrative expenses including fees payable in connection with the filing of this prospectus and complying with reporting obligations.

Coin-Operated Boxing Machines

We are involved in acquiring and placing strength testing amusement machines in public venues such as bars, pubs and night clubs (the “Venue”) in the Greater Seattle area within the State of Washington.  To date, we have purchased one coin-operated entertainment boxing machine (the “Boxer”) that has been placed in a pub located in Lynnwood, Washington for a sum of $5,000 from Amusement Games of Seattle, Washington in May 2007. We derive our revenue from the money that patrons insert into our machine in order to play the game.

Strength testing amusement games have existed for a long time. Many amusement games quickly lose their popularity due to constantly rising standards of computer graphics. We intend to focus on the concept of basic, fast paced, amusement gaming that has appealed to the public in the past.

The “Boxer” consists of an electronic display panel, a round air-filled punching bag and related machine support. When a player hits the punching bag, the device measures the strength of the player’s punch and displays it as a number out of a denominator of one thousand on the monitor. One game consists of one punch to the bag. To order to play the punching bag amusement game, the customer must first deposit coins into the machine.  Our machine allows this cost to be adjusted, although the normal per game charge is One Dollar. The machine is most popular in crowded bars and pubs where it provides entertainment and a source of competition at the same time.

Our Amusement Game Supplier

The idea to manufacture strength testing amusement games originated in Eastern Europe is relatively new to the North American market. However, due to its increased popularity, within the last few years, several companies have begun importing strength testing amusement games and setting up distribution centers in North America.

At present, we are able to source suitable North American distributors of these strength testing amusement gaming machines for our expansion purposes. However, any distributor may in future require us to purchase a minimum number of Boxer machines prior to order fulfillment. If we are unable to fulfill this minimum quota, we may not be able to purchase amusement machines. We cannot say with certainty that our current machine supplier will not supply the Boxer to our competitors, which may ultimately decrease our profitability and cause us to cease operations.

As well, we do not have any exclusive arrangement with any of the North American distributors with respect to strength testing amusement games.  Accordingly, competitors are likely able to acquire similar gaming devices on the same terms.

Profit Sharing Arrangement

Any Boxer machine placed at a venue will be subjected to a profit sharing arrangement with the owner of the venue. The profit sharing arrangement is the primary incentive for a venue to keep our machines on their premises. Generally, we will pay a percentage of the revenue generated by the Boxer at each respective venue to the venue owner. The percentage share to the venue owner will vary between thirty and fifty percent of revenues generated, depending on the traffic potential of the venue and our agreement with each owner/manager. We will at times pay a flat monthly fee to the venue instead of undertaking a revenue sharing arrangement. The monthly fee will range from two hundred to four hundred dollars.

The profitability of each placed Boxer machine ultimately is a factor of, amongst other things, patron traffic at each venue, the level of acceptance for such gaming machines amongst the patrons of the respective venue, the revenue sharing or rental fee arrangement reached with the venue owner, as well as the amount of maintenance and repair work undertaken on the respectively placed Boxer. There is no guarantee that the revenues generated by each placed Boxer will justify the rental fee paid or any applicable fixed monthly rental fee costs incurred. If the revenues generated are less than the negotiated fee arrangement with the venue owner, we will have to pay the venue out of pocket and incur losses.

14

Sales And Marketing Strategy

We intend to rely on sales representatives to market our Boxer machines.  This  marketing will be conducted by our sole director, Kathryn Kozak.   Eventually, we will market our machines to prospective venues by hiring sales representatives. This will provide a broad distribution network that allows us to efficiently place our machines across a sufficient number of venues to reach a greater number of players.

In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. Many companies conduct tournaments at which they give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city and state wide tournaments to increase the popularity of our machines and draw additional players.

Another strategy used in our business is to feature new gaming machines at various trade shows where venue owners can view and test them prior to committing to the placement of such machines on their premises. We will also consider exhibiting and promoting the Boxer at summer festivals across North America where our target market of young adults typically gather. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts.

We intend to recruit marketing and promotion personnel to help us find placements for the Boxer machines. We will pay them a referral fee in the form of commissions, calculated as a percentage of the revenue generated by the machines at the placed venues.

Referral Program and Advertising

Currently, we do not employ any marketing or promotion personnel. However, our director is familiar with a number of local bars, pubs and clubs located in the North American market.   We intend to approach these establishments with a view to place our Boxer on a profit sharing basis. We may also undertake referral or finders fee agreements with individuals who will recommend us to a venue willing to place our Boxer on their premises for a minimum period of one month. The referral fee will be based on the gaming revenue potential of the venue and will typically range between two hundred and five hundred dollars per location. The referral fee will be paid at the end of the first month after the placement.

Other advertising strategies we may consider are as follows:

•

Ad placement in gaming and entertainment magazines: with pictures and description of the Boxer as well as its latest features and updates.

•

Placing ads on billboards, purchasing advertising space on buses and taxi cabs.

•

Internet advertising: website development, sending e-mails to bar owners discussing latest features of the Boxer and invitations to contests and events undertaken by our company.

•

Other media: advertising on TV, Radio, local newspapers

We expect to spend about $10,000 on our initial marketing campaign. We cannot say with certainty if our marketing campaign will be successful.

Share of Market

Our expected share of the amusement gaming market is difficult to determine given that most amusement companies are private businesses that have no duty to publicly disclose their revenue. However, we believe that in spite of the vast size of the amusement gaming in the U.S., our market share will likely still be less than one percent.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Future Development

We intend to expand our business by increasing the number of venues who carry our Boxer machines.

Competition

Bar or pub owners generally contract out the vending, arcade and gaming business to amusement gaming companies and providers.  In North America, the amusement business is fragmented due to low barriers to entry. Many small companies can typically purchase or lease amusement games and execute placement contracts with venues.

The amusement game companies and providers are responsible for collections and any necessary maintenance of and repairs to their machines placed at each respective venue. The owner of the bar collects his share of any profits realized on such machines placed on his premises and is not responsible for the acquisition of the machines, nor does he have to maintain them.

Very few venues decide to purchase their own machines and perform all the maintenance functions themselves. Therefore, the vending business conducted at such venues is very competitive and consists of many amusement companies competing for machine placement.

We believe that we have a unique game and will have an edge over our competition. To convince the owner or the manager of a prospective venue to place our Boxer on his premises, we will typically offer him a percentage of profits that the machine generates. Another important selling point for the Boxer involves the added entertainment and popularity it may add to their venue in attracting additional customers. However, other amusement gaming companies have begun purchasing Boxer games and placing them in various entertainment venues.  There is a good chance that our competitors may be able to occupy a significant number of the available venues and limit our participation in the market before we are able to establish our business.

Government Regulations

We do not expect governmental regulations to materially restrict our business operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description Of Property

We do not have ownership or leasehold interest in any property.  Our president, Ms. Kathryn Kozak, provides us with office space and related office services free of charge. Our business operations are conducted from our principal executive offices at 55 Bloor Street E, Suite 1205, Toronto, Ontario, Canada  M4W 1A9.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 6100 Neil Road, Suite 500, Reno, Nevada, 89511.

Market For Common Equity And Related Stockholder Matters

No Liquid Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “PUNL”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 18 registered shareholders.

Rule 144 Shares

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144  for the resale of our common stock until the following have occurred:

1.

we have ceased to be a shell company;

2.

we are subject to the reporting requirements of the Exchange Act, which we are;

3.

we have filed all Exchange Act reports required for the past 12 months, which we have; and

4.

a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 500,000, shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

On July 15, 2009, we effected a forward split of our common stock, by way of a dividend pursuant to which each shareholder of record on June 29, 2009 received ten shares of our post-split common stock in exchange for each share of pre-split common stock.

We do not plan to declare any additional dividends in the form of cash or stock in the foreseeable future.

Stock Option Grants

We have not granted any stock options to the executive officers since  our inception.

Consulting Agreements

We do  not have any consulting agreements with our directors and officers.

Financial Statements

Index to Financial Statements:

1.

Auditors' Report;

2.

Audited financial statements for the periods ended July 31, 2009 and 2008 and unaudited interim financial statements for the period ended October 31, 2009, including:

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statement of Stockholders' Equity (Deficiency);

d.

Statements of Cash Flows; and

e.

Notes to Financial Statements

GEORGE STEWART, CPA

316 17th AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554  FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Punchline Entertainment, Inc.

I have audited the accompanying balance sheet of Punchline Entertainment, Inc. (A Development Stage Company) as of July 31, 2009 & 2008, and the related statement of operations, stockholders’ equity and cash flows for years then ended and the period from December 11, 2006 (inception), to July 31, 2009.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Punchline Entertainment, Inc., (A Development Stage Company) as of July 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and from December 11, 2006 (inception), to July 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note # 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ George Stewart

Seattle, Washington

November 13, 2009

PUNCHLINE ENTERTAINMENT, INC (A Development Stage Company) Balance Sheets

ASSETS
	July 31,	July 31,
	2009	2008
	(Audited)	(Audited)
Current Assets
Cash	$1,234	$2,198
Total Current Assets	1,234	2,198
Other Assets
Vending Equipment	5,000	5,000
Total Other Assets	5,000	5,000

TOTAL ASSETS	$6,234	$7,198

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$6,750	$2,003
Advances from Officers	26,053	10,100
Total Current Liabilities	32,803	12,103

Stockholders’ Equity
Common stock, $0.001par value, 75,000,000 shares authorized;
50,000,000* shares issued and outstanding	5,000	5,000
Additional paid-in-capital	23,000	23,000
Deficit accumulated during the development stage	(54,569)	(32,905)
Total Stockholders’ Equity (Deficit)	(26,569)	(4,905)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$6,234	$7,198

* Reflects the 10:1 stock split effective June 8, 2009 on a retroactive basis.

The accompanying notes are an integral part of these financial statements.

PUNCHLINE ENTERTAINMENT, INC.
(A Development Stage Company)
Statement of Operations

			December 11, 2006
			(inception)
	Year Ended	Year Ended	through
	July 31,	July 31,	July 31,
	2009	2009	2009

Revenues
Revenues	$-	$915	$915

Total Revenues	-	915	915

General & Administrative Expenses	21,664	33,338	55,484

Total General & Administrative Expenses	21,664	33,338	55,484

Net Income (Loss)	$(21,664)	$(32,423)	$(54,569)

Basic earning (loss) per share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	*50,000,000	*50,000,000

* Reflects the 10:1 stock split effective June 8, 2009 on a retroactive basis.

The accompanying notes are an integral part of these financial statements.

PUNCHLINE ENTERTAINMENT, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
From December 11, 2006 (Inception) through July 31, 2009

				Deficit
	Common	Common	Additional	Accumulated
	Stock *	Stock	Paid-in	During	Total
		Amount	Capital	Exploration
				Stage

Balance, December 11, 2006	-	$ -	$ -	$ -	$ -

Stock issued for cash on February 22, 2007	30,000,000	$ 3,000			$ 3,000
@ $0.001 per share

Stock issued for cash on March 15, 2007	15,000,000	$ 1,500	$ 13,500		$ 15,000
@ $0.01 per share

Stock issued for cash on May 9, 2007	5,000,000	$ 500	$ 9,500		$ 10,000
@ $0.02 per share

Net loss, July 31, 2007				(482)	(482)

Balance, July 31, 2007	50,000,000	$ 5,000	$ 23,000	$ (482)	$ 27,518

Net loss, July 31, 2008				(32,423)	(32,423)

Balance, July 31, 2008	50,000,000	$ 5,000	$ 23,000	$ (32,905)	$ (4,905)

Net loss, July 31, 2009				(21,664)	(21,664)

Balance, July 31, 2009	50,000,000	$ 5,000	$ 23,000	$ (54,569)	$ (26,569)

* The number in Common Stock reflects the 10:1 stock split effective June 8, 2009 on a retroactive basis.

The accompanying notes are an integral part of these financial statements.

PUNCHLINE ENTERTAINMENT, INC (A Development Stage Company) Statements of Cash Flows
	Year Ended July 31, 2009	Year Ended July 31, 2008	December 11, 2006 (inception) through July 31, 2009
Cash Flows from (used in) Operating Activities
Net (loss)	$(21,664)	$(32,423)	$(54,569)
Accounts payables and accrued liabilities	4,747	2,003	6,750
Net cash used for operating activities	(16,917)	(30,420)	(47,819)

Cash Flows from (used in) Investing Activities
Purchase of Vending Equipment	-	-	(5,000)
Net Cash provided by (used in) Investing Activities			(5,000)

Cash Flows from (used in) Financing Activities
Sale of common stock	-	-	28,000
Advances from Officers	15,953	10,000	26,053
Net cash provided by financing activities	15,953	10,000	54,053

Net increase (decrease) in cash and equivalents	(964)	(20,420)	1,234

Cash and equivalents at beginning of the period	2,198	22,618	-
Cash and equivalents at end of the period	$1,234	$2,198	$1,234

Supplemental cash flow information:

Cash paid for:

Interest	$-		$-
Taxes	$-		$-

Non-Cash Activities	$-		$-

The accompanying notes are an integral part of these financial statements.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

1.

ORGANIZATION AND BUSINESS OPERATIONS

Punchline Entertainment, Inc. (the “Company”) is a Nevada corporation incorporated on December 11, 2006.  The Company is a development stage company that intends to place vending machines in venues such as bars, pubs and nightclubs in the Seattle, Washington area.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles for financial information and the instructions for Form 10-K.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Going Concern and Liquidity Considerations

The accompanying financial statements are prepared and presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, they do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Since inception to date, the Company has an accumulated deficit of $54,569, and has earned only $915 in revenues.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months ending July 31, 2010.

The ability of the Company to emerge from the development stage is dependent upon, among other things, revenues and obtaining additional financing to continue operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

b)

Fiscal Periods

The Company’s fiscal year end is July 31.

c)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

SIGNIFICANT ACCOUNTING POLICIES - Continued

d)

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $1,234 in cash and cash equivalents at July 31, 2009 (July 31, 2008 - $2,198).

e)

Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) Number 119, “Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

f)

Segmented Reporting

SFAS Number 131, “Disclosure About Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

g)

Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

h)

Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

SIGNIFICANT ACCOUNTING POLICIES - Continued

i)

Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant).  The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  For the year ended July 31, 2009 the Company did not have any stock-based compensation.

j)

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

(i)

Persuasive evidence for an agreement exists;

(ii)

Service has occurred;

(iii)

The fee is fixed or determinable; and

(iv)

Revenue is reasonably assured.

k)

Start-up Costs

In accordance with the American Institute of Certified Public Accountants statement of Position 98-5, “Reporting on the Costs of Start-up Activities.”  The company expenses all incurred in connection with the start-up and organization of the Company.

l)

Foreign Currency Transactions

The Company maintains its accounting records in U.S. dollars, which is the functional, and reporting currency. No significant gains or losses were recorded form inception to July 31, 2009.

3.

CAPITAL STOCK

a)

Authorized Stock

The Company has authorized 75,000,000 common shares with $0.001 par value.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

b)

Share Issuances

From inception of the Company (Dec 11, 2006), to July 31, 2009, there are 50,000,000*  common stock issued and outstanding:

30,000,000* shares of common stock to the director at $.001/per share.

15,000,000* shares were issued to private shareholders at $.01/per share

5,000,000* shares to private shareholders at $.02/ per share for a total of $28,000.

* After giving retroactive effect of 10:1 stock split effective June 8, 2009.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

4.

INCOME TAXES

The Company has incurred operating losses of $ 54,569, which, if unutilized, will begin to expire in 2029.  Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Details of future income tax assets are as follows:

Future income tax assets:	2009
Net operating loss (from inception (Dec 11, 2006 to July 31, 2009)	$54,569
Statutory tax rate (combined federal and state)	33%
Non-capital tax loss	18,008
Valuation allowance	(18,008)
$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization.  When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

5.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued SFAS 164 “Not for Profit Entities; Mergers and Acquisitions-Including an amendment of FASB Statement No. 142”.  SFAS 164 establishes principles and requirements for when a not-for-profit agency entity combines with one or more other not-for profit entities, businesses, or nonprofit activities.  This Statement improves the relevance, representational faithfulness, and comparability of the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition.  This Statement is effective for mergers for which the merger date is on or after the beginning of an initial reporting period beginning on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2009.  The Company does not expect SFAS 164 to have a material effect on its financial statements.

In May 2009, the FASB issued SFAS 165 “Subsequent Events”.  SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or available to be issued.  In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company does not expect SFAS 165 to have a material effect on its consolidated financial statements. In June 2009, the FASB issued SFAS 166 “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140”.  SFAS 166 requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. SFAS 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This Statement must be applied to transfers occurring on or after the effective date. The adoption of SFAS 165 did not have a material impact on the financial statements.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

RECENT ACCOUNTING PRONOUNCEMENTS - continued

In June 2009, the FASB issued SFAS 167 “Amendments to FASB Interpretation No. 46(R)”.  SFAS 167 requires an additional reconsideration event when determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance.  It also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity.  SFS 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The Company does not expect SFAS 167 to have a material effect on its financial statements.

In June 2009, the FASB issued SFAS 168 “ The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162”.  The FASB Accounting Standards Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities.  Following SFAS 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates.  This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other nongrandfathered non-SEC accounting literature no included in the Codification will become nonauthoritative.  The Company does not expect SFAS 168 to have a material effect on its financial statements.

None of these recent pronouncements are applicable for the Company or have a material effect on the Company’s results of operations or financial position.

6.    RELATED PARTY TRANSACTIONS

While the Company is seeking additional capital, the former sole director advanced funds to the Company to pay for costs incurred. These funds are interest free. As of July 31, 2009, the former sole director gave unsecured loans totaling $26,053 to the Company.

7.    SUBSEQUENT EVENT

On August 17, 2009, Nikolai Malitski resigned as the sole officer and director of the Company.  Mr. Maliski’s resignation was not as a result of any disagreement on any matter relating to the Company’s operations, policies or practices.

On August 17, 2009, Kathryn Kozak was appointed as the new President, Secretary and Sole Director.

On November 4, 2009, Nikolai Malitski transferred all of his 30,000,000 of outstanding common shares to Michael Thiessen in a stock purchase agreement for $30,000.  As a result of the Agreement, there was a change in control of the Company.  Michael Thiessen obtained 60% beneficial ownership interest in the Company, acquiring controlling interest of the Company.

PUNCHLINE ENTERTAINMENT, INC (A Development Stage Company) Balance Sheets

ASSETS
	October 31,	July 31,
	2009	2009
	(Unaudited)	(Audited)
Current Assets
Cash	$64	$1,234
Total Current Assets	64	1,234
Other Assets
Vending Equipment	5,000	5,000
Total Other Assets	5,000	5,000

TOTAL ASSETS	$5,064	$6,234

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$16,149	$6,750
Advances from Officers	28,253	26,053
Total Current Liabilities	44,402	32,803

Stockholders’ Equity
Common stock, $0.0001par value, 75,000,000 shares authorized;
50,000,000* shares issued and outstanding	5,000	5,000
Additional paid-in-capital	23,000	23,000
Deficit accumulated during the development stage	(67,338)	(54,569)
Total Stockholders’ Equity (Deficit)	(39,338)	(26,569)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,064	$6,234

* Reflects the 10:1 stock split effective June 8, 2009 on a retroactive basis.

The accompanying condensed notes are an integral part of these unaudited interim financial statements.

PUNCHLINE ENTERTAINMENT, INC.
(A Development Stage Company)
Statement of Operations

			December 11, 2006
			(inception)
	For the Three	For the Three	through
	Months Ended October 31, 2009	Months Ended October 31, 2008	October 31, 2009

Revenues
Revenues	$-	$-	$915

Total Revenues	-	-	915

General & Administrative Expenses	12,769	5,056	68,253

Total General & Administrative Expenses	12,769	5,056	68,253

Net Income (Loss)	$(12,769)	$(5,056)	$(67,338)

Basic earning (loss) per share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	*50,000,000	*50,000,000

* Reflects the 10:1 stock split effective June 8, 2009 on a retroactive basis.

The accompanying condensed notes are an integral part of these unaudited interim financial statements.

PUNCHLINE ENTERTAINMENT, INC (A Development Stage Company) Statements of Cash Flows
	Three Months Ended October 31, 2009	Three Months Ended October 31, 2008	December 11, 2006 (inception) through October 31, 2009
Cash Flows from (used in) Operating Activities
Net (loss)	$(12,769)	$(5,056)	$(67,338)
Accounts payables and accrued liabilities	9,399	1,803	16,149
Net cash used for operating activities	(3,370)	(3,253)	(51,189)

Cash Flows from (used in) Investing Activities
Purchase of Vending Equipment	-	-	(5,000)
Net Cash provided by (used in) Investing Activities			(5,000)

Cash Flows from (used in) Financing Activities
Sale of common stock	-	-	28,000
Advances from Officers	2,200	2,003	28,253
Net cash provided by financing activities	2,200	2,003	56,253

Net increase (decrease) in cash and equivalents	(1,170)	(1,250)	64

Cash and equivalents at beginning of the period	1,234	2,198	-
Cash and equivalents at end of the period	$64	$948	$64

Supplemental cash flow information:

Cash paid for:

Interest	$-		$-
Taxes	$-		$-

Non-Cash Activities	$-		$-

The accompanying condensed notes are an integral part of these unaudited interim financial statements.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Condensed Notes to Unaudited Interim Financial Statements
October 31, 2009

1.

ORGANIZATION AND BUSINESS OPERATIONS

Punchline Entertainment, Inc. (the “Company”) is a Nevada corporation incorporated on December 11, 2006.  The Company is a development stage company that intends to place vending machines in venues such as bars, pubs and nightclubs in the Seattle, Washington area.

The accompanying unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim consolidated financial information and with the instructions for Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2010. The financial statements should be read in conjunction with the Company’s July 31, 2009 financial statements and accompanying notes included in the Company’s 10-K Annual Report.

Going Concern and Liquidity Considerations

The accompanying financial statements are prepared and presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, they do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Since inception to date, the Company has an accumulated deficit of $67,338, and has earned only $915 in revenues.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next nine months ending July 31, 2010.

The ability of the Company to emerge from the development stage is dependent upon, among other things, revenues and obtaining additional financing to continue operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

b)

Fiscal Periods

The Company’s fiscal year end is July 31.

c)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Condensed Notes to Unaudited Interim Financial Statements
October 31, 2009

SIGNIFICANT ACCOUNTING POLICIES - Continued

d)

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $64 in cash and cash equivalents at October 31, 2009 (July 31, 2009 - $1,234).

e)

Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) Number 119, “Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

f)

Segmented Reporting

SFAS Number 131, “Disclosure About Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

g)

Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

h)

Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

i)

Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” , which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant).  The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Condensed Notes to Unaudited Interim Financial Statements
October 31, 2009

SIGNIFICANT ACCOUNTING POLICIES - Continued

Selling, Goods or Services” ..  For the year ended July 31, 2009 the Company did not have any stock-based compensation.

m)

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

(i)

Persuasive evidence for an agreement exists;

(ii)

Service has occurred;

(iii)

The fee is fixed or determinable; and

(iv)

Revenue is reasonably assured.

n)

Start-up Costs

In accordance with the American Institute of Certified Public Accountants statement of Position 98-5, “Reporting on the Costs of Start-up Activities.”  The company expenses all incurred in connection with the start-up and organization of the Company.

o)

Foreign Currency Transactions

The Company maintains its accounting records in U.S. dollars, which is the functional, and reporting currency. No significant gains or losses were recorded form inception to October 31, 2009.

3.

CAPITAL STOCK

a)

Authorized Stock

The Company has authorized 75,000,000 common shares with $0.0001 par value.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

b)

Share Issuances

From inception of the Company (Dec 11, 2006), to October 31, 2009, there are 50,000,000*  common stock issued and outstanding:

30,000,000* shares of common stock to the director at $.001/per share.

15,000,000* shares were issued to private shareholders at $.01/per share

5,000,000* shares to private shareholders at $.02/ per share for a total of $28,000.

* After giving retroactive effect of 10:1 stock split effective June 8, 2009.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Condensed Notes to Unaudited Interim Financial Statements
October 31, 2009

4.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued SFAS 164 “Not for Profit Entities; Mergers and Acquisitions-Including an amendment of FASB Statement No. 142”.  SFAS 164 establishes principles and requirements for when a not-for-profit agency entity combines with one or more other not-for profit entities, businesses, or nonprofit activities.  This Statement improves the relevance, representational faithfulness, and comparability of the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition.  This Statement is effective for mergers for which the merger date is on or after the beginning of an initial reporting period beginning on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2009.  The Company does not expect SFAS 164 to have a material effect on its financial statements.

In May 2009, the FASB issued SFAS 165 “Subsequent Events”.  SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or available to be issued.  In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company does not expect SFAS 165 to have a material effect on its consolidated financial statements. In June 2009, the FASB issued SFAS 166 “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140”.  SFAS 166 requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. SFAS 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This Statement must be applied to transfers occurring on or after the effective date. The adoption of SFAS 165 did not have a material impact on the financial statements.

In June 2009, the FASB issued SFAS 167 “Amendments to FASB Interpretation No. 46(R)”.  SFAS 167 requires an additional reconsideration event when determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance.  It also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity.  SFS 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The Company does not expect SFAS 167 to have a material effect on its financial statements.

In June 2009, the FASB issued SFAS 168 “ The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162”.  The FASB Accounting Standards Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities.  Following SFAS 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates.  This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other nongrandfathered non-SEC accounting literature no included in the Codification will become nonauthoritative.  The Company does not expect SFAS 168 to have a material effect on its financial statements.

None of these recent pronouncements are applicable for the Company or have a material effect on the Company’s results of operations or financial position.

PUNCHLINE ENTERTAINMENT, INC

(A Development Stage Company)
Condensed Notes to Unaudited Interim Financial Statements
October 31, 2009

5.    RELATED PARTY TRANSACTIONS

While the Company is seeking additional capital, the former sole director advanced funds to the Company to pay for costs incurred. These funds are interest free. As of October 31, 2009, the former sole director gave unsecured loans totaling $28,253 to the Company.

6.    SUBSEQUENT EVENTS

On November 4, 2009, Nikolai Malitski transferred all of his 30,000,000 of outstanding common shares to Michael Thiessen in a stock purchase agreement for $30,000.  As a result of the Agreement, there was a change in control of the Company.  Michael Thiessen obtained 60% beneficial ownership interest in the Company, acquiring controlling interest of the Company.

On November 27, 2009, the Company filed a Form POS AM Post-Effective Amendment under the United States Securities Act of 1933.

Plan Of Operation

We will rely on the stability of gaming demand in the vending industry for the success of our business plan. A downturn in the economy is unlikely to decrease the demand for amusement and entertainment.

The biggest threat to our success is competition due to low barriers of entry in the vending market and the potential loss of use in those Venues where our machines have been set up. When other amusement gaming companies start offering similar games to the Boxer, this could potentially result in less Venue prospects for placement of our Boxers and cause potential loss of use for existing Venues where our machines have been placed due to better terms offered by our competitors.

Our plan of operation for the twelve months following the date of this prospectus is to enter into additional agreements with bars, pubs, nightclubs and other entertainment venues granting us permission to set up Boxers at their premises.  Further, the company is also exploring opportunities to expand its current plan of operation to include distributing and establishing other forms of entertainment kiosks and machines in its current and target client venues.

In the next six months, we intend to contact approximately 100 prospective venues with high traffic flow with a view to securing a profit-sharing or rental agreement with us for the use of their premises. Our President has some referral contacts with bar and pub owners located in the State of Washington and the North American market with whom we hope to recruit to help us gain additional Boxer placements through a referral arrangement. During this time, we will begin developing and implementing our marketing plan. Depending on the amount of referrals and placements that we manage to secure during this time, we intend to purchase and to place approximately 5 to 10 Boxers at various Venues located in the Greater Seattle area. Thereafter, we intend to keep placing Boxers in the Greater Seattle area and expand our business to other North American locations.  The exact number of Boxers that will be purchased will depend on the success of our business and availability of funds. We intend to purchase additional Boxer machines in five-unit order batches as such an acquisition strategy will give us greater price bargaining power with our supplier. We cannot guarantee that we will be able to find successful placements for any Boxers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough players to justify our expenditures as well as the ongoing expenses of maintenance and rental fees. Since each Boxer amusement game costs approximately $5,000, if we are unable to generate a significant amount of revenue, we may not be able to purchase additional amusement games.

We intend to retain one full-time maintenance person in the next six months, as well as an additional full-time marketing person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commissions, calculated as a percentage of net profits generated from our Boxers. The typical duties of the maintenance person will be to perform collection, maintenance and repair services to machines placed at the Venues. The typical duties of the marketing person will involve finding new placements for our machines, organizing contests and other promotional events. We expect to pay our maintenance person and our marketing persons approximately twenty percent of the net profits realized from our business.

We therefore expect to incur the following costs in the next 12 months in connection with our core business operations:

Marketing costs:

$10,000

General administrative costs:

$  5,000

Total:

$15,000

In addition, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $30,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our ability to generate potential revenues through the placement of our machines at prospective Venues. We expect to accomplish this by securing a significant number of agreements with Venues located in the Greater Seattle area and by retaining suitable salespersons with experience in the vending sector.

Results of Operations

From our inception on December 11, 2006 to October 31, 2009, we have generated a total of $915 in revenue from our business operations and have incurred expenses of $ 68,253 , consisting entirely of general and administrative expenses.

At October 31, 2009, we had total assets of $ 5,064 consisting of $ 64 in cash and $5,000 in vending equipment. At the same date , we had liabilities totaling $ 44,402 that consisted of advances from our officer of $ 28,253 and accounts payable and accrued liabilities of $ 16,149 ..

We have not attained profitable operations and are dependent upon obtaining financing to pursue the purchase of amusement games. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Until, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director

Age

-----------------------

-----

Kathryn Kozak

38

Executive Officers:

Name of Officer

Age

Office

---------------------

-----

-------

Kathryn Kozak

                38

President, Chief Executive Officer,

Treasurer, Secretary, Principal Financial

Officer, Principal Accounting Officer and Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Kathryn Kozak

Ms. Kozak has a number of years’ experience include the building of infrastructures and management of private and public companies; specifically in high technology industries. Her experience also covers the fields of eCommerce, Database Management, interactive Gaming, Financial Processing, Telecommunications, Interactive Marketing and Online Advertising.

Prior to joining the Company, Ms. Kozak was Managing Director of Wiremix Interactive Media from 2006 to 2009.  From June 2004 to January 2006, Ms. Kozak was the Founder & President of Eclipsicom Media Inc.  She was Vice President, Business Development & Sales at NextLevel.com Internet Productions Inc. from January 2000 to June 2004.  Ms. Kozak attended Carleton University and received a Bachelor's Degree with Honors in Law & Psychology.  She also has a Diploma in Internet Marketing from the University of British Columbia, a Diploma in Public Relations from Algonquin College and Marketing Communications Diploma from the British Columbia Institute of Technology.  Ms. Kozak is not an officer or director of any other reporting company.

Nikolai Malitski

Mr. Nikolai Malitski acted as our President, Chief Executive Officer, Treasurer, Secretary and Director since our incorporation on December 11, 2006 to August 17, 2009. He was involved in maintenance and collection work for amusement games for getting on for during his three years. He has developed contacts in the business of vending arcade games and we intend to take advantage of his acquired expertise in the field and his accumulated contacts.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on December 11, 2006 to the date of this prospectus.

Annual Compensation

Name And Principle	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation	Totals
Kathryn Kozak President, CEO, Treasurer, Secretary, Principal Financial Officer, Principal Accounting Officer Director	2009	0	0	0	0	0	0	0	0

Nikolai Malitski Former President, CEO, CFO, Treasurer, Director	2008 2007 2006	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of

Name and address

Amount of

Percent

Class

of beneficial owner

beneficial ownership

of class

-------------------------------------------------------------------------------------------------------------------------------------------

Common

Kathryn Kozak

Nil

0.00%

Stock

President, Chief

Executive Officer, Treasurer,

Secretary, Principal Financial

Officer, Principal Accounting

Officer And Director

Plaza Tamarindo, Suite 11,

Playa Tamarindo, Guanacaste

Costa Rica

Common

Michael Thiessen

30,000,000

60.00%

Stock

38 Earl Street

Unit 10

Toronto, ON

M4Y 1M3

Common

All officers and directors

Nil

0.00%

Stock

 as a group that consists of

one person

The percent of class is based on 50,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *

Any of our directors or officers;

  *

Any person proposed as a nominee for election as a director;

  *

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *

Any of our promoters;

  *

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Disclosure Of Commission Position Of Indemnification For

Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee

$

1.34

Transfer Agent Fees

$  5,000.00

Accounting fees and expenses

$  6,000.00

Legal fees and expenses

$  4,000.00

Edgar filing fees

$  1,500.00

------------------

Total

$ 16,501.34

===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 pre-split shares of our common stock at a price of $0.001 per share to our former president, Nikolai Malitski, on March 7, 2007.  The total amount received from this offering was $3,000.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,500,000 pre-split shares of our common stock at a price of $0.01 per share to a total of sixteen purchasers on March 15, 2007.  The total amount received from this offering was $15,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber

    Number of Shares

Matt Grannary

100,000

Jeremy Parr

  80,000

Yanir Vainer

  80,000

Ilia Vainer

  80,000

Marina Anokhina

100,000

Yaroslav Babiy

100,000

Victoria Nevmerjitskia

100,000

Maxim Nevmerjitskia

100,000

Christopher C. Daley

  80,000

Alla Vainer

  80,000

Victor Nevmerjitski

100,000

Oleg Anokhine

100,000

Tamara Kiseleva

100,000

Valeri Koiava

100,000

Stanislav Bespalov

100,000

Tatiana Koiava

100,000

We completed an offering of pre split 500,000 shares of our common stock at a price of $0.02 per share to a total of thirteen purchasers on May 9, 2007.  The total amount received from this offering was $10,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subsriber

   Number of Shares

Elena Ilina

40,000

Anton Ilin

40,000

Svetlana Coggeshell

40,000

Svetlana Brusilina

40,000

Oksana Pankratova

40,000

Ellena Baranovskaya

40,000

Dmitry Pankratov

40,000

Natalia Pankratova

40,000

Valentina Pancratova

40,000

Lyubov Pavlova

40,000

Yana Bragilevski

40,000

Sergey Pankratova

50,000

Geoff Wall

50,000

On July 15, 2009, we effected a forward split of our common stock, by way of a dividend pursuant to which each shareholder of record on June 29, 2009 received ten shares of our post-split common stock in exchange for each share of pre-split common stock.

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to such securities  unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number             Description

  3.1*            Articles of Incorporation

  3.2*            Bylaws

  5.1*            Legal opinion

23.1**          Consent of George Stewart, CPA

  * previously filed as exhibits to our registration statement on Form SB-2

** previously filed as an exhibit or our Form 10-K file November 16, 2009

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)

include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.    That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)

any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii)

any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii)

the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv)

any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on January 14, 2010.

Punchline Entertainment Inc.

By:/s/ Kathryn Kozak

------------------------------

Kathryn Kozak

President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE

CAPACITY IN WHICH SIGNED

DATE

/s/ Kathryn Kozak

President, CEO., Treasurer,

January 14, 2010

------------------------

Secretary, principal financial officer,

principal accounting  officer and Director